EXHIBIT 99.1

WidePoint Purchases Approximately 299,500 Shares of its Common

Stock and Implements Rule 10b5-1 Repurchase Trading Plan

Fairfax, VA – January 5, 2022 – WidePoint Corporation (NYSE American: WYY), the leading provider of Trusted Mobility Management (TM2) specializing in Identity Management, Telecommunications Lifecycle Management, Digital Billing & Analytics, and IT as a Service (ITaaS), today announced it has purchased approximately 299,500 shares of its common stock (approximately $1.23 million) as of December 31, 2021 as part of its previously announced share repurchase program. The Company also implemented a prearranged share repurchase trading plan, in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, to execute future repurchases. The Company has approximately $3.77 million available for future purchases under its share repurchase plan.

The Rule 10b5-1 share repurchase trading plan will permit common stock to be repurchased at times that the Company might otherwise be precluded from doing so under insider trading laws or self-imposed trading restrictions. The Rule 10b5-1 share repurchase trading plan will be administered by an independent broker and subject to preset price, volume and timing restrictions set forth in the plan.

Repurchases of shares under the Rule 10b5-1 Plan will also comply with the requirements of Rule 10b-18 under the Exchange Act. Any actual repurchases under the Rule 10b5-1 Plan will be disclosed in the periodic reports which the Company files under the Exchange Act. There is no assurance as to the amount, timing or prices of repurchases, all of which will vary based on market conditions and other factors, as well as being subject to the present parameters set forth in the plan.

“We believe our common stock currently presents a compelling value proposition based on our improving fundamentals, strong balance sheet and prospects for growth,” said WidePoint CEO Jin Kang. “We entered the new year with significant operating momentum, robust industry tailwinds, and an expanding sales pipeline, which give us confidence that 2022 will be a year of profitable growth and expansion.”

About WidePoint

WidePoint Corporation (NYSE American: WYY) is a leading provider of Trusted Mobility Management (TM2) solutions, including telecom management, mobile management, identity management, and digital billing and analytics. For more information, visit widepoint.com.

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Safe Harbor Statement

This press release contains forward-looking statements concerning our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition that are subject to risks and uncertainties. All statements other than statements of historical fact included herein are forward-looking statements. You can identify these statements by words such as “aim,” “anticipate,” “assume,” “believe,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “positioned,” “predict,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management's beliefs and assumptions. These statements are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, the impact of the COVID-19 pandemic on our business and operations; our ability to successfully execute our strategy; our ability to sustain profitability and positive cash flows; our ability to gain market acceptance for our products; our ability to win new contracts, execute contract extensions and expansion of services of existing contracts; our ability to compete with companies that have greater resources than us; our ability to penetrate the commercial sector to expand our business; our ability to retain key personnel; and the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 24, 2021. The forward-looking statements included herein are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Relations:

Gateway Group, Inc.

Matt Glover or John Yi

949-574-3860

WYY@gatewayir.com

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